Independent auditors' consent


The board and shareholders AXP Growth Series, Inc.:
   AXP Growth Fund
   AXP Research Opportunities Fund

The board of trustees and unitholders Growth Trust:
   Growth Portfolio
   Aggressive Growth Portfolio


We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




/s/ KPMG LLP
    KPMG LLP

Minneapolis, Minnesota
September 26, 2000